UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2015

CTI BioPharma Corp.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2015, the Board of Directors (the “Board”) of CTI BioPharma Corp. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Shareholder Rights Agreement dated as of December 28, 2009, between the Company and Computershare Trust Company, N.A., as Rights Agent, as amended by that certain First Amendment to Shareholder Rights Agreement dated as of August 31, 2012 and as further amended by that certain Second Amendment to Shareholder Rights Agreement dated as of December 6, 2012 (as so amended, the “Rights Plan”).

The Amendment amends the definition of “Final Expiration Date” under the Rights Plan from the close of business on December 3, 2015 to the close of business on December 2, 2018. The Rights were initially distributed as a dividend on each share of the Company’s common stock, no par value per share (“Common Stock”), outstanding on January 7, 2010, the record date pursuant to the Rights Plan, and currently trade with each outstanding share of Common Stock.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Third Amendment to Shareholder Rights Agreement, dated as of December 1, 2015, between CTI BioPharma Corp. and Computershare Trust Company, N.A., as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: December 1, 2015	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description

4.1	Third Amendment to Shareholder Rights Agreement, dated as of December 1, 2015, between CTI BioPharma Corp. and Computershare Trust Company, N.A., as Rights Agent.